Exhibit 99.1

NEWS RELEASE

Altus Midstream Announces Estimated Full-Year and Fourth-Quarter 2019 Results

HOUSTON, Feb. 26, 2020 – Altus Midstream Company (Nasdaq: ALTM) today announced its estimated results for fourth-quarter and full-year 2019.

For the full year, Altus reported an estimated net loss including noncontrolling interests of $1.34 billion. This included $1.37 billion for impairments of Altus gathering, processing and transmission assets to reflect lower volume expectations from Apache Corporation’s Alpine High rich natural gas play and an associated charge related to a valuation allowance on deferred tax assets. Excluding those and certain other items, Altus generated an estimated adjusted EBITDA of approximately $86.3 million for the full year. Gathering and Processing (G&P) volumes averaged 509 million cubic feet per day, approximately 64% of which was rich gas.

For the fourth-quarter 2019, Altus reported an estimated net loss including noncontrolling interests of $1.33 billion, which includes $1.36 billion for impairments and tax charges noted above. Excluding those and certain other items, Altus generated an estimated adjusted EBITDA of approximately $46.2 million. G&P volumes averaged 643 million cubic feet per day for the quarter, approximately 65% of which was rich gas.

“Altus accomplished many of the goals set at the beginning of the year: exercising options in three long-haul joint venture pipelines, securing financing for our capital plans without issuing common equity, and starting up three new processing plants – on time and on budget, and importantly, without injury to our staff and contractors,” said Clay Bretches, Altus Midstream CEO and President. “While operational execution was very strong, our financial results in 2019 were impacted by declining activity levels at Alpine High. Apache has no current plans for future drilling at Alpine High. As a result, Altus took an approximate $1.3 billion impairment charge on its gathering, processing and transmission assets.”

“Mitigating the effects of lower commodity prices on our G&P business, Altus’ ownership in JV pipelines offers a diversity of stable cash flows and long-term contracts across all three commodity streams being produced in the Permian Basin,” Bretches said.

ALTUS MIDSTREAM ANNOUNCES ESTIMATED FULL-YEAR AND FOURTH-QUARTER 2019 RESULTS

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Altus holds a 16% interest in the Gulf Coast Express natural gas pipeline (GCX), an approximate 27% interest in the Permian Highway natural gas pipeline (PHP), a 33% interest in the Shin Oak natural gas liquids pipeline, and a 15% interest in the EPIC crude oil pipeline.

“During 2019, GCX and Shin Oak volumes exceeded our expectations, contributing to adjusted EBITDA above the midpoint of our guidance for the year, and we are encouraged with prospects going forward. Our G&P business generated adjusted EBITDA at the top end of our full-year guidance,” said Ben Rodgers, Altus Midstream Chief Financial Officer. “This allowed us to exit the Initial Period on our revolver, as we anticipated, increasing our liquidity by $150 million.”

2019 and 2020 Growth Capital

Capital investments in midstream infrastructure totaled $1.5 billion in 2019, including $1.2 billion for JV pipeline projects and approximately $300 million for gathering and processing assets. Including Altus’ gross proportionate share of capital in relation to equity method interests, 2019 growth capital investments were $1.6 billion.

2020 growth capital investments are expected to range between $300 and $360 million, which is primarily attributable to PHP and EPIC.

“Altus’ growth capital obligations have come down considerably from last year, following the startup of the Shin Oak natural gas liquids line in early 2019 and GCX in September 2019. With the completion of capital spending on the two remaining long-haul pipeline projects, EPIC crude oil later in the first half of 2020, and PHP in early 2021, Altus will have almost no growth capital obligations and only nominal maintenance capital, which should position the company to generate significant cash flow,” Rodgers said.

Looking Ahead

“We are aggressively pursuing third-party volumes to replace declining production from Alpine High and maximize throughput at our Diamond processing facility. Altus is uniquely positioned to provide treating, processing and transportation solutions with facilities that offer customers improved netbacks, and we’re expanding value-added services, such as treating sour gas and stabilizing NGLs to meet pipeline specifications,” Bretches concluded.

ALTUS MIDSTREAM ANNOUNCES ESTIMATED FULL-YEAR AND FOURTH-QUARTER 2019 RESULTS

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Revised Guidance

Altus has updated its guidance for 2020, which is detailed in an updated investor presentation posted to Altus’ website.

Conference Call

Altus will host its estimated fourth-quarter and full-year 2019 results conference call Thursday, Feb. 27, 2020, at 1 p.m. Central time. The conference call will be webcast from Altus’ website at www.altusmidstream.com/investors, and the webcast replay will be archived there as well. The conference call will also be available for playback by telephone for one week beginning Feb. 27 at approximately 6 p.m. Central time. To access the telephone playback, dial (855) 859-2056 or (404) 537-3406 for international calls. The conference access code is 1386169.

About Altus Midstream Company

Altus Midstream Company is a pure-play, Permian-to-Gulf Coast midstream C-corporation. Through its consolidated subsidiaries, Altus owns substantially all of the gas gathering, processing and transmission assets servicing production from Apache Corporation (“Apache”) (NYSE, Nasdaq: APA) in the Alpine High play in the Delaware Basin, owns equity interests in four Permian-to-Gulf Coast pipelines, and has the option to acquire a 50% equity interest in the Salt Creek NGL pipeline. Altus posts announcements, operational updates, investor information and press releases on its website, www.altusmidstream.com.

Non-GAAP Financial Measures

Altus’ financial information includes information prepared in conformity with generally accepted accounting principles (GAAP) as well as non-GAAP financial information. It is management’s intent to provide non-GAAP financial information to enhance understanding of our consolidated financial information as prepared in accordance with GAAP. Adjusted EBITDA, Capital Investments and Growth Capital Investments are non-GAAP measures. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure.

ALTUS MIDSTREAM ANNOUNCES ESTIMATED FULL-YEAR AND FOURTH-QUARTER 2019 RESULTS

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Forward-looking Statements and Financial Disclosure Advisory

This news release includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “seeks,” “possible,” “potential,” “predict,” “project,” “guidance,” “outlook,” “should,” “would,” “will,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about future plans, expectations, and objectives for Altus Midstream’s and Apache’s operations, including statements about our strategy, future operations, financial position, estimated revenues and losses, anticipated financial and operating results, projected costs, prospects, plans, and objectives of management. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and in our subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, when filed) for a discussion of risk factors that affect our business.

We are currently finalizing our standard financial reporting procedures for the quarter ended December 31, 2019. As a result, all estimated financial data included in this news release is preliminary, unaudited, and subject to change. While we have prepared the estimated financial data included in this news release based on the most current information available to management, actual results for the year ended December 31, 2019 may differ materially from such estimates as a result of the completion of our normal year-end accounting procedures and adjustments, primarily related to the completion of the audit of the financial statements for the year ended December 31, 2019 of each of the third-party pipelines in which we own an equity method interest. Other factors that could cause our actual results for the quarter and fiscal year ended December 31, 2019 to differ materially from the estimates

ALTUS MIDSTREAM ANNOUNCES ESTIMATED FULL-YEAR AND FOURTH-QUARTER 2019 RESULTS

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contemplated by the forward-looking statements included in this news release include, but are not limited to, inaccurate assumptions, unrecorded expenses, changes in estimates or judgments, and facts or circumstances affecting the application of the company’s critical accounting policies. During the course of the preparation of our consolidated financial statements for the year ended December 31, 2019, we or our independent registered public accounting firm may identify items that could cause our final reported results to be materially different from the preliminary financial estimates presented herein. If upon completion of the audit of our consolidated financial statements for the year ended December 31, 2019, we determine that any of our financial results for the quarter or year ended December 31, 2019 materially deviate from the estimated financial data included in this news release, then we will disclose such deviation under the heading “Updated Earnings Information” in Part I, Item 1 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which will include our final reported results.

Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Should one or more of these factors or events occur, or should underlying assumptions prove to be incorrect, then our actual financial and operating results could differ materially from those expressed in the forward-looking statements made by us in this news release. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development or otherwise, except as may be required by law or as otherwise provided herein.

Contacts

Media: (713) 296-7276 Phil West

Investors: (281) 296-6100 Patrick Cassidy

Website: www.altusmidstream.com

-end-

ALTUS MIDSTREAM COMPANY

STATEMENT OF CONSOLIDATED OPERATIONS

(Estimated and Unaudited)

(In thousands)

	For the Quarter Ended December 31, 2019	For the Year Ended December 31, 2019
REVENUES:
Midstream services revenue—affiliate	$43,803	$135,798

Total revenues	43,803	135,798

COSTS AND EXPENSES:
Operations and maintenance	12,391	55,858
General and administrative	1,987	10,301
Depreciation and accretion	13,012	41,480
Impairments	1,291,381	1,300,719
Taxes other than income	3,529	13,231

Total costs and expenses	1,322,300	1,421,589

OPERATING LOSS	(1,278,497)	(1,285,791)
Unrealized derivative instrument loss	(4,701)	(8,470)
Interest income	22	3,606
Income from equity method interests, net(a)	18,532	19,069
Other	(605)	(622)

Total other income	13,248	13,583
Financing costs, net of capitalized interest	284	1,792

NET LOSS BEFORE INCOME TAXES	(1,265,533)	(1,274,000)
Current income tax benefit	(15)	(15)
Deferred income tax expense	65,425	64,915

NET LOSS INCLUDING NONCONTROLLING INTERESTS	(1,330,943)	(1,338,900)
Net income attributable to Preferred Unit limited partners	17,186	38,809

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	(1,348,129)	(1,377,709)
Net loss attributable to Apache limited partner	(984,516)	(1,008,039)

NET LOSS ATTRIBUTABLE TO CLASS A COMMON SHAREHOLDERS	$(363,613)	$(369,670)

(a)

Historically, the Company reported income and loss from equity method interests on a one-month reporting lag. Effective October 1, 2019, the Company had eliminated this one-month reporting lag as a change in accounting principle. As a result, the Statement of Consolidated Operations of this earnings release reflects the three months of equity method interests income and loss for the quarter ended December 31, 2019 and one month of equity method interest income and loss from the prior quarter of $4.4 million. The impact to the Statement of Consolidated Operations for the year ended December 31, 2019 was not material.

ALTUS MIDSTREAM COMPANY

SUPPLEMENTAL FINANCIAL INFORMATION AND OPERATING STATISTICS

(Estimated and Unaudited)

(In thousands)

SUMMARY CASH FLOW INFORMATION

	For the Quarter Ended December 31, 2019	For the Year Ended December 31, 2019
Net cash provided by operating activities	$36,837	$76,273
Net cash used in investing activities	(188,641)	(1,503,688)
Net cash provided by financing activities	155,193	983,463

SUMMARY BALANCE SHEET INFORMATION

December 31, 2019
Cash and cash equivalents	$5,983
Other current assets	25,754
Property, plant and equipment, net	205,802
Equity method interests	1,258,048
Other assets	5,267

Total assets	$1,500,854

Current liabilities	$33,692
Long-term debt	396,000
Deferred credits and other noncurrent liabilities	167,638
Redeemable noncontrolling interest—Apache limited partner	701,000
Redeemable noncontrolling interest—Preferred Unit limited partners	555,599
Shareholders’ deficit	(353,075)

Total liabilities, noncontrolling interests, and shareholders’ equity	$1,500,854

Common shares outstanding at the end of the period:
Class A Common Stock, $0.0001 par value	74,929
Class C Common Stock, $0.0001 par value	250,000

SUMMARY OPERATING STATISTICS

	For the Quarter Ended December 31, 2019	For the Year Ended December 31, 2019
Throughput for natural gas assets (MMcf/d)
Rich wellhead gas	419	324
Lean wellhead gas	224	185

Total throughput	643	509

ALTUS MIDSTREAM COMPANY

NON-GAAP FINANCIAL MEASURES

(Estimated and Unaudited)

(In thousands)

Reconciliation of net loss including noncontrolling interests to Adjusted EBITDA

We define Adjusted EBITDA as net income (loss) including noncontrolling interests before financing costs (net of capitalized interest), interest income, income taxes, depreciation and accretion and adjust such equivalent items from our income from equity method interests. We also exclude (when applicable) impairments, unrealized gains or losses on derivative instruments, and other items affecting comparability of results to peers. Our management believes Adjusted EBITDA is useful for evaluating our operating performance and comparing results of our operations from period-to-period and against peers without regard to financing or capital structure. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income (loss) including noncontrolling interests or any other measure determined in accordance with GAAP or as an indicator of our operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing our financial performance, such as our cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. The presentation of Adjusted EBITDA should not be construed as an inference that our results will be unaffected by unusual or non-recurring items. Additionally, our computation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

The GAAP measure used by the Company that is most directly comparable to Adjusted EBITDA is net income (loss) including noncontrolling interests. Adjusted EBITDA should not be considered as an alternative to the GAAP measure of net income (loss) including noncontrolling interests or any other measure of financial performance presented in accordance with GAAP. Adjusted EBITDA has important limitations as an analytical tool because it excludes some, but not all, items that affect net income (loss) including noncontrolling interests. Adjusted EBITDA should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Our definitions of Adjusted EBITDA may not be comparable to similarly titled measures of other companies in our industry, thereby diminishing its utility.

Our management compensates for the limitations of Adjusted EBITDA as an analytical tool, by reviewing the comparable GAAP measure, understanding the differences between Adjusted EBITDA as compared to net income (loss) including noncontrolling interests and incorporating this knowledge into its decision-making processes. Our management believes that investors benefit from having access to the same financial measures that the Company uses in evaluating operating results.

Historically, the Company reported income and loss from equity method interests on a one-month reporting lag. Effective October 1, 2019, the Company had eliminated this one-month reporting lag as a change in accounting principle. As a result, the Adjusted EBITDA reconciliation of this earnings release has been adjusted to reflect only the three months of equity method interests Adjusted EBITDA for the quarter ended December 31, 2019. The impact to this reconciliation for the year ended December 31, 2019 was not material. Our management believes that this change in accounting principle is preferable as it provides the Company with the ability to present the result of its equity method interests for the same period as all other consolidated results of the Company, which improves overall financial reporting to investors by providing the most current information available.

	For the Quarter Ended December 31, 2019	For the Year Ended December 31, 2019
Net loss including noncontrolling interests	$(1,330,943)	$(1,338,900)
Add:
Financing costs, net of capitalized interest	284	1,792
Income tax expense	65,410	64,900
Depreciation and accretion	13,012	41,480
Impairments	1,291,381	1,300,719
Unrealized derivative instrument loss	4,701	8,470
Equity method interests Adjusted EBITDA	20,250	29,251
Loss on sale of assets	605	605
Other	32	676
Less:
Interest income	22	3,606
Income from equity method interests, net	18,532	19,069

Adjusted EBITDA (Non-GAAP)	$46,178	$86,318

Other midstream activity
Cash distributions received from our equity method interests	$21,925	$25,316

ALTUS MIDSTREAM COMPANY

TOTAL GROWTH CAPITAL INVESTMENTS

(Estimated and Unaudited)

(In thousands)

Reconciliation of costs incurred in midstream activity to capital investments and growth capital investments

Management believes the presentation of capital investments and growth capital investments is useful for investors to assess Altus’ expenditures related to our midstream capital activity. We define capital investments as costs incurred in midstream activities, adjusted to exclude asset retirement obligation revisions and liabilities incurred, while including amounts paid during the period for abandonment and decommissioning expenditures given the uncertainty and timing of when the actual abandonment activity will occur. Management also believes that including our proportionate share of capital in relation to equity method interests funded by cash contributions and the partner’s project financing is useful for investors to assess Altus’ total growth capital investments. Management believes total growth capital investments provides a more accurate reflection of Altus’ current-period expenditures related to midstream capital activity and is consistent with how we plan our capital budget.

	For the Quarter Ended December 31, 2019	For the Year Ended December 31, 2019
Costs incurred in midstream activity
Property, plant and equipment, gross	$57,432	$328,395
Equity method interests	163,940	1,171,977

Total cost incurred in midstream activity	$221,372	$1,500,372

Reconciliation of costs incurred to midstream capital investment:
Asset retirement obligations incurred and revisions	$(25,681)	$(29,087)
Asset retirement obligations settled	—	—

Total capital investments	195,691	1,471,285
Equity method interest capital investments funded by project financing	7,500	150,000

Total growth capital investments	$203,191	$1,621,285